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EXHIBIT 99

     Univision Communications Inc.
Univision Savings Tax Advantage Retirement Plan

Employer Identification Number 95-4398884
Plan Number 002

Financial Statements as of December 31, 2000 and 1999

     Together with
Report of Independent Public Accountants

INDEX

Page
REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS	1
FINANCIAL STATEMENTS
Statements of Net Assets Applicable to Participants' Equity as of December 31, 2000 and 1999	2
Statement of Changes in Net Assets Applicable to Participants' Equity for the Year Ended December 31, 2000	3
NOTES TO FINANCIAL STATEMENTS	4
SUPPLEMENTAL SCHEDULE:
H—Item 4i—Schedule of Assets Held for Investment Purposes as of December 31, 2000	7

NOTE:
All other schedules are omitted since they are not applicable or are not required based on the disclosure requirements of the Employee Retirement Income Security Act of 1974 and applicable regulations issued by the Department of Labor.

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Univision Savings Tax Advantage Retirement Plan:

    We have audited the accompanying statements of net assets applicable to participants' equity of the Univision Savings Tax Advantage Retirement Plan (the "Plan") as of December 31, 2000 and 1999, and the related statement of changes in net assets applicable to participants' equity for the year ended December 31, 2000. These financial statements and the supplemental schedule referred to below and identified in the accompanying index are the responsibility of the Plan Administrator. Our responsibility is to express an opinion on these financial statements and the supplemental schedule based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets applicable to participants' equity of the Plan as of December 31, 2000 and 1999, and the changes in its net assets applicable to participant's equity for the year ended December 31, 2000 in conformity with accounting principles generally accepted in the United States.

    Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets held for investment purposes as of December 31, 2000 as listed in the accompanying index is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

Roseland, New Jersey
June 22, 2001

UNIVISION COMMUNICATIONS INC.
UNIVISION SAVINGS TAX ADVANTAGE RETIREMENT PLAN

STATEMENTS OF NET ASSETS APPLICABLE TO PARTICIPANTS' EQUITY
AS OF DECEMBER 31, 2000 AND 1999
EMPLOYER IDENTIFICATION NUMBER 95-4398884
PLAN NUMBER 002

	2000	1999
ASSETS:
Investments, at fair value	$59,521,521	$55,086,840
Employer contribution receivable	143,783	117,825

NET ASSETS APPLICABLE TO PARTICIPANTS' EQUITY	$59,665,304	$55,204,665

The accompanying notes to financial statements are an integral part of these statements.

UNIVISION COMMUNICATIONS INC.
UNIVISION SAVINGS TAX ADVANTAGE RETIREMENT PLAN

STATEMENT OF CHANGES IN NET ASSETS APPLICABLE TO PARTICIPANTS' EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2000
EMPLOYER IDENTIFICATION NUMBER 95-4398884
PLAN NUMBER 002

ADDITIONS:
Additions to net assets attributed to:
Investment income (loss):
Net depreciation in fair value of investments (see Note 3)	$(8,764,400)
Interest and dividends	3,333,580

(5,430,820)

Contributions:
Participant	7,479,455
Employer	4,937,872

12,417,327

Total additions	6,986,507

DEDUCTIONS:
Deductions from net assets attributed to:
Benefits paid to participants	2,525,868

Total deductions	2,525,868

Net increase	4,460,639
NET ASSETS APPLICABLE TO PARTICIPANTS' EQUITY:
Beginning of year	55,204,665

End of year	$59,665,304

The accompanying notes to financial statements are an integral part of this statement.

UNIVISION COMMUNICATIONS INC.
UNIVISION SAVINGS TAX ADVANTAGE RETIREMENT PLAN

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2000 AND 1999

1.  DESCRIPTION OF THE PLAN

    The following description of the Univision Savings Tax Advantage Retirement Plan (the "Plan") provides only general information. Participants should refer to the Plan document for a more complete description of the Plan's provisions.

General

    The Plan, which became effective January 1, 1989, is a cash or deferred arrangement type of plan within the meaning of Section 401(k) of the Internal Revenue Code, covering all eligible employees of Univision Communications Inc. (the "Company") who have completed one year of service and are 21 years of age or over, excluding those employees covered by a collective bargaining agreement that, after good faith negotiations regarding retirement benefits, does not specifically provide for benefits under the Plan. The Plan is administered by the Company and is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

Contributions

    The Plan allows participants to contribute up to a maximum of 15% of their annual earnings before taxes to the Plan. Under the Tax Reform Act of 1986, individual contributions for which taxes may be deferred were limited to $10,500 in 2000 and $10,000 in 1999. Discretionary matching contributions of up to a maximum of 6% of each employee's annual compensation under the Plan may be made by the Company. The Company's matching contributions to the Plan were $4,937,872 for the year ended December 31, 2000.

Participant Accounts

    Each participant's account is credited with the participant's contribution, the Company matching contribution (if it elects to make one) and an allocation based on the participant's proportional share of each individual fund's results. Participants may invest, at their option, in any of sixteen mutual funds and/or one unitized stock fund.

Vesting

    The balance in each participant's account is fully vested at all times.

Participant Loans

    Participant loans may not exceed the lesser of $50,000 (subject to limitations) or 50% of the participant's account balance and are secured by the participant's account balance. Participant loans are being repaid over periods ranging from one to ten years. Interest is being charged at a rate of interest determined by the Plan Administrator based on the prevailing interest rate. Earnings from these loans are credited directly to the individual participants' accounts.

Payment of Benefits

    Benefits are payable upon the earlier of retirement, death, permanent disability, or termination. Participants will be paid the amounts to which they are entitled in one lump sum payment.

Additionally, required minimum distributions are to begin by April 1 of the calendar year after the later of the calendar year in which the employee reaches age 70 1/2 or the calendar year in which the employee retires.

    In addition, participants may make withdrawals from their accounts for reason of financial hardship, as defined in the Plan document.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Basis of Accounting

    The accounting records of the Plan are maintained on the accrual basis. The Plan's investments are stated at fair value.

    Investment transactions are recorded on a trade date basis and gains and losses are calculated on an average cost basis. Dividends are recorded on the ex-dividend date.

Investments

    Contributions to the Plan may be allocated by the participants among sixteen mutual funds through Fidelity Management Trust Company, the Plan's custodian and trustee. Participants may also elect to allocate their contributions through Fidelity Management Trust Company to the Univision Unitized Stock Fund.

    Investments are carried at fair value, which is based on each fund's net asset value. Investment options may be changed by participants at anytime during the year.

    In general, investment securities are exposed to various risks, such as interest rate, credit and overall market volatility. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities will occur in the near future.

Administrative Expenses

    Administrative expenses are paid by the Company. These expenses amounted to $102,980 for the plan year ended December 31, 2000.

3.  INVESTMENTS

    The following presents investments that represent 5 percent or more of the Plan's net assets.

	December 31
	2000	1999
Fidelity Magellan Fund	$15,253,757	$15,742,526
Univison Unitized Stock Fund	8,243,799	6,699,520
Fidelity Blue Chip Fund	6,966,573	6,835,967
Fidelity Equity Income Fund	6,506,409	6,018,836
Fidelity Balanced Fund	3,649,506	3,289,738
Janus Twenty Fund	3,635,470	4,376,050
Fidelity Retirement Money Market Portfolio	3,141,433	2,760,394

    During 2000, the Plan's investments (including gains and losses on investments bought and sold, as well as held during the year) depreciated in value by $8,764,400 as follows-

Mutual funds	$(6,989,691)
Univision Unitized Stock Fund	(1,774,709)

$(8,764,400)

4.  RELATED PARTY TRANSACTIONS

    Certain Plan investments are shares of mutual funds managed by Fidelity Investments. Fidelity Management Trust Company is the custodian and trustee as defined by the Plan and therefore, these transactions qualify as party-in-interest transactions. Administrative expenses, including custodial and trustee service fees, are paid by the Company. Early redemption fees are paid by individual participants and annual fund operating expenses are paid from fund assets (see Note 2).

5.  PLAN TERMINATION

    Although Univision Communications Inc. has not expressed any intent to do so, they have the right under the Plan to terminate the Plan subject to the provisions of ERISA.

6.  INCOME TAX STATUS

    The Internal Revenue Service issued a letter dated September 22, 1999 stating that the trust which is used to pay benefits is qualified pursuant to Section 501(c)9 of the Internal Revenue Code (the "Code"). The plan administrator believes that the trust continues to qualify under applicable provisions of the Code and, as a result, that the trust's net investment income is exempt from taxation.

SCHEDULE H

UNIVISION COMMUNICATIONS INC.
UNIVISION SAVINGS TAX ADVANTAGE RETIREMENT PLAN

     ITEM 4i—SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
AS OF DECEMBER 31, 2000
EMPLOYER IDENTIFICATION NUMBER 95-4398884
PLAN NUMBER 002

(a)	(b) Identity of Issue, Borrower, Lessor, or Similar Party	(c) Description of Investment Including Maturity Date, Rate of Interest, Collateral, Par or Maturity Value	(d) Current Value
*	Fidelity Management Trust Company	Fidelity Magellan Fund	$15,253,757
*	Fidelity Management Trust Company	Univision Unitized Stock Fund	8,243,799
*	Fidelity Management Trust Company	Fidelity Blue Chip Fund	6,966,573
*	Fidelity Management Trust Company	Fidelity Equity Income Fund	6,506,409
*	Fidelity Management Trust Company	Fidelity Balanced Fund	3,649,506
	Janus Capital	Janus Twenty Fund	3,635,470
*	Fidelity Management Trust Company	Fidelity Retirement Money Market Portfolio	3,141,433
*	Fidelity Management Trust Company	Fidelity Fund	2,637,153
*	Fidelity Management Trust Company	Fidelity Disciplined Equity Fund	1,891,292
*	Fidelity Management Trust Company	Fidelity OTC Portfolio	1,125,320
*	Fidelity Management Trust Company	Fidelity Intermediate Bond Fund	944,296
	PIMCO Advisors LP	PIMCO Cadence Capital Appreciation Fund	747,136
*	Fidelity Management Trust Company	Fidelity Diversified International Fund	689,597
*	Fidelity Management Trust Company	Fidelity Low Priced Stock Fund	556,938
*	Fidelity Management Trust Company	Fidelity Real Estate Investment Portfolio	412,492
	Miller, Anderson & Sherrerd, L.L.P.	MAS Value Fund	417,720
	Neuberger & Berman Management Incorporated	Neuberger & Berman Partners Trust	351,606
*	Participants' Loans	Loans to participants with maturities not to exceed 10 years at interest rates from 6% to 8%	2,351,024

	Total investments		$59,521,521

*
Represents a party-in-interest to the Plan.

The accompanying notes to the financial statements are an integral part of this schedule.

SIGNATURE

    The Plan.  Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on its behalf by the Undersigned hereunto duly authorized.

Univision Savings Tax Advantage Retirement Plan
By:	/s/ GEORGE W. BLANK George W. Blank Executive Vice President and Chief Financial Officer

Date: June 25, 2001

QuickLinks

EXHIBIT 99
INDEX
REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
UNIVISION SAVINGS TAX ADVANTAGE RETIREMENT PLAN
UNIVISION SAVINGS TAX ADVANTAGE RETIREMENT PLAN
NOTES TO FINANCIAL STATEMENTS
SCHEDULE H
SIGNATURE